AMENDMENT TO THE
ETF SERIES SOLUTIONS
CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 1st  day of May, 2017, to the Custody Agreement, dated as of May 16, 2012, as amended (the “Agreement”), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend Exhibit K of the Agreement to add the U.S. Global GO GOLD and Precious Metal Miners ETF and U.S. Global Luxury Goods ETF to ETF Series Solutions:

Exhibit K  of the Agreement is hereby superseded and replaced with Amended Exhibit K attached hereto.

This amendment will become effective upon the commencement of operations of U.S. Global GO GOLD and Precious Metal Miners ETF and U.S. Global Luxury Goods ETF, as applicable. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ETF SERIES SOLUTIONS	U.S. BANK, N.A.
By: /s/Michael D. Barolsky	By: /s/Michael L. Ceccato
Name: Michael D. Barolsky	Name: Michael L. Ceccato
Title: Vice President and Secretary	Title: Vice President

U.S. Global

Amended Exhibit K to the
ETF Series Solutions Custody Agreement at May, 2017

Name of Series
U.S. Global Jets ETF
U.S. Global Weiss ETF
U.S. Global GO GOLD and Precious Metal Miners ETF
U.S. Global Luxury Goods ETF

Base Fee for Custody Services1

The following reflects the greater of the basis point fee or minimum per fund.

Custody	Basis Points on AUM			Annual Minimum per Fund
	First $[ ]	Next $[ ]	Balance	$[ ]
	[ ]	[ ]	[ ]

Domestic Custody Services Fee Schedule (in addition to the base fee)

Note: Additional Global sub-custodial services & safekeeping fees apply as required (see following page)

Domestic Custody Portfolio Transaction Fees – Domestic and/or global, (see below) associated with Sponsor trades(1)
▪	$[ ] – Book entry DTC transaction/Federal Reserve transaction/principal paydown
▪	$[ ] – Short Sales
▪	$[ ] – US Bank Repo agreement/reverse repurchase agreement/time deposit/CD or other non-depository transaction
▪	$[ ] – Option/ SWAPS/future contract written, exercised or expired
▪	$[ ] – Mutual fund trade/Fed wire/margin variation Fed wire
▪	$[ ] – Physical transaction
▪	$[ ] – Segregated account per year

▪	A transaction is defined as any purchase/sale, free receipt/ free delivery, maturity, tender or exchange
▪	No charge for initial conversion free receipts
▪	Overdraft – charge to the account at prime interest rate plus [ ]%

Out-Of-Pocket Expenses – Including but not limited to:
▪	Intraday indicative value (IIV) agent fees
▪	Corporate action services
▪	SWIFT reporting and message fees
▪	Customized reporting
▪	Third-party data provider costs (including GICS, MSCI, Lipper, etc)
▪	Supplemental programming and development
▪	Cost associated with setting up data feeds
▪	Expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity

Additional Services – Additional fees apply for Global Servicing

Fees are calculated pro rata and billed monthly.

1 Subject to annual CPI increase, Milwaukee MSA.

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process.  Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

U.S. Global

Amended Exhibit K (continued) to the ETF Series Solutions Custody Agreement Global Sub-Custodial Services Fee Schedule at May, 2017

Global Sub-Custodial Services Fee Schedule

Annual Base Fee1 – A monthly minimum charge per account (fund) will apply based on the number of foreign securities held.
▪	1-25 foreign securities: $[ ]
▪	26-50 foreign securities: $[ ]
▪	Over 50 foreign securities: $[ ]
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Plus:

Global Custody Transaction Fees2 – Global Custody transaction fees associate with Sponsor Trades. (See schedule below)
▪	A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.

Global Safekeeping and Transaction Fees – (See schedule below)

Tax Reclamation Services –
▪	Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $50 per claim.

Out-Of-Pocket Expenses – Including but not limited to:
▪
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.

NOTE: MLP Funds pricing may vary from the above annual fees and are TBD per investment strategy

Fees are calculated pro rata and billed monthly.

1 Subject to annual CPI increase, Milwaukee MSA.

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process.  Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

U.S. Global

Amended Exhibit K (continued) to the ETF Series Solutions Custody Agreement - Additional Global Sub-Custodial Services Annual Fee Schedule at May, 2017

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE	COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Argentina	All	[---]	$__	Luxembourg	All	[---]	$__
Australia	All	[---]	$__	Malaysia	All	[---]	$__
Austria	All	[---]	$__	Mali	All	[---]	$___
Bahrain	All	[---]	$__	Malta	All	[---]	$__
Bangladesh	All	[---]	$__	Mauritius	All	[---]	$__
Belgium	All	[---]	$__	Mexico	All	[---]	$__
Benin	All	[---]	$__	Morocco	All	[---]	$__
Bermuda	All	[---]	$__	Namibia	All	[---]	$__
Botswana	All	[---]	$__	Netherlands	All	[---]	$__
Brazil	All	[---]	$__	New Zealand	All	[---]	$__
Bulgaria	All	[---]	$__	Niger	All	[---]	$__
Burkina Faso	All	[---]	$__	Nigeria	All	[---]	$__
Canada	All	[---]	$__	Norway	All	[---]	$__
Cayman Islands*	All	[---]	$__	Oman	All	[---]	$__
Channel Islands*	All	[---]	$__	Pakistan	All	[---]	$__
Chile	All	[---]	$__	Peru	All	[---]	$__
China“A” Shares	All	[---]	$__	Philippines	All	[---]	$__
China “B” Shares	All	[---]	$__	Poland	All	[---]	$__
Columbia	All	[---]	$__	Portugal	All	[---]	$__
Costa Rica	All	[---]	$__	Qatar	All	[---]	$__
Croatia	All	[---]	$__	Romania	All	[---]	$__
Czech Republic	All	[---]	$__	Russia	Equities	[---]	$__
Denmark	All	[---]	$__	Russia	MINFINs	[---]	$__
Ecuador	All	[---]	$__	Senegal	All	[---]	$__
Egypt	All	[---]	$__	Singapore	All	[---]	$__
Estonia	All	[---]	$__	Slovak Republic	All	[---]	$__
Euromarkets**	All	[---]	$__	Slovenia	All	[---]	$__
Finland	All	[---]	$__	South Africa	All	[---]	$__
France	All	[---]	$__	South Korea	All	[---]	$__
Germany	All	[---]	$__	Spain	All	[---]	$__
Ghana	All	[---]	$__	Sri Lanka	All	[---]	$__
Greece	All	[---]	$__	Swaziland	All	[---]	$__
Guinea Bissau	All	[---]	$__	Sweden	All	[---]	$__
Hong Kong	All	[---]	$__	Switzerland	All	[---]	$__
Hungary	All	[---]	$__	Taiwan	All	[---]	$__
Iceland	All	[---]	$__	Thailand	All	[---]	$__
India	All	[---]	$__	Togo	All	[---]	$__
Indonesia	All	[---]	$__	Tunisia	All	[---]	$__
Ireland	All	[---]	$__	Turkey	All	[---]	$__
Israel	All	[---]	$__	UAE	All	[---]	$__
Italy	All	[---]	$__	United Kingdom	All	[---]	$__
Ivory Coast	All	[---]	$__	Ukraine	All	[---]	$__
Japan	All	[---]	$__	Uruguay	All	[---]	$__
Jordan	All	[---]	$__	Venezuela	All	[---]	$__
Kazakhstan	All	[---]	$__	Zambia	All	[---]	$__
Kenya	All	[---]	$__	Zimbabwe	All	[---]	$__
Latvia	Equities	[---]	$__
Latvia	Bonds	[---]	$__
Lebanon	All	[---]	$__
Lithuania	All	[---]	$__

*Safekeeping and transaction fees are assessed on security and currency transactions.

U.S. Global